UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2024

LINCOLN ELECTRIC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-1402	34-1860551
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22801 St Clair Avenue

Cleveland, Ohio 44117

(Address of principal executive offices, with zip code)

(216) 481-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, without par value	LECO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Unsecured Notes

On June 20, 2024, Lincoln Electric Holdings, Inc. (the “Company”) entered into the Note Purchase Agreement (the “NPA”), by and among the Company, The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Lincoln Global, Inc. and Lincoln Electric Automation, Inc. (collectively, the “Obligors”) and the purchasers party thereto.

Pursuant to the NPA, the Company will issue $75,000,000 in aggregate principal amount of Series A senior notes (the “Series A Notes”), $75,000,000 in aggregate principal amount of Series B senior notes (the “Series B Notes”) and $400,000,000 in aggregate principal amount of Series C senior notes (the “Series C Notes” and, together with the Series A Notes and the Series B Notes, collectively, the “Notes”). The Series A Notes will be sold by the Obligors on August 22, 2024, will bear interest at a fixed rate equal to 5.55% per annum and will mature on August 22, 2029. The Series B Notes will be sold by the Obligors on August 22, 2024, will bear interest at a fixed rate equal to 5.62% per annum and will mature on August 22, 2031. The Series C Notes will be sold by the Obligors on June 20, 2024, will bear interest at a fixed rate equal to 5.74% per annum and will mature on June 20, 2034.

The proceeds of the sale of the Senior C Notes were used to repay in full all outstanding principal, accrued but unpaid interest and fees, and other amounts due and payable under the Company’s existing Credit Agreement, dated as of November 29, 2022 (the “Existing Term Loan Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, as borrowers, the financial institutions from time to time party thereto, as lenders, and PNC Bank, National Association. In connection with the sale of the Senior C Notes, the Existing Term Loan Credit Agreement was repaid in full and terminated.

Some or all of the Notes may be prepaid at any time and from time to time, in whole or in part, at 100% of the principal amount thereof plus accrued but unpaid interest and a prepayment penalty amount. The Company is not required to prepay any of the Notes.

The NPA contains certain customary representations and warranties, as well as certain customary affirmative, negative and financial covenants (subject to negotiated baskets and exceptions), including limitations on the ability of the Obligors and their subsidiaries to grant liens and other encumbrances. The NPA also contains covenants that restrict or limit certain activities, including, but not limited to, limitations on certain fundamental changes, certain asset dispositions, distributions and transactions with affiliates. The NPA requires the Borrowers to regularly provide certain financial information to the holders of the Notes and to maintain a maximum net leverage ratio and a minimum interest coverage ratio. The NPA contains various events of default, including, but not limited to, payment defaults, breaches of representations and warranties, noncompliance with covenants and bankruptcy related events. If certain of these or other events of default occur, the Notes and accrued but unpaid interest may be declared due and immediately payable.

The foregoing summary of the NPA and the Notes is qualified in its entirety by reference to the NPA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Senior Unsecured Revolving Credit Agreement

On June 20, 2024, the Company entered into the Credit Agreement (the “New Credit Agreement”), by and among the Company, The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Lincoln Global, Inc. and Lincoln Electric Automation, Inc. (collectively, the “Borrowers”), the financial institutions from time to time party thereto, as lenders, PNC Bank, National Association, as lead administrative agent, and KeyBank, National Association, as co-administrative agent. The New Credit Agreement provides for a revolving credit facility in a maximum principal amount of $1,000,000,000, has a term of five years with a maturity date of June 20, 2029 and may be increased, subject to certain conditions, by an additional amount up to $300,000,000. The interest rate on borrowings is based on Term SOFR plus a spread based on the Company’s net leverage ratio.

The New Credit Agreement replaces the Company’s existing Second Amended and Restated Credit Agreement, dated as of April 23, 2021 (the “Existing Revolving Credit Agreement” and, together with the Existing Term Loan Credit Agreement, collectively, the “Existing Credit Agreements” and each individually, an “Existing Credit Agreement”), by and among the Company, certain subsidiaries of the Company party thereto, as borrowers, the financial institutions from time to time party thereto, as lenders, and KeyBank National Association. Effective June 20, 2024, the Existing Revolving Credit Agreement was terminated. At the time of termination, there were no outstanding borrowings.

The New Credit Agreement contains certain customary representations and warranties, as well as certain customary affirmative, negative and financial covenants for credit facilities of this type (subject to negotiated baskets and exceptions), including limitations on the Borrowers and their subsidiaries with respect to liens, distributions, certain fundamental changes, certain dispositions of assets and transactions with affiliates. The New Credit Agreement requires the Borrowers to regularly provide certain financial information to the lenders thereunder and to maintain a maximum net leverage ratio and a minimum interest coverage ratio. The New Credit Agreement contains various events of default, including, but not limited to, payment default, breaches of representations and warranties, noncompliance with covenants and bankruptcy related events. If certain of these or other events of default occur, the outstanding amount of obligations of the Borrowers owing under the New Credit Agreement may be declared due and immediately payable.

The foregoing summary of the New Credit Agreement is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Effective June 20, 2024, each Existing Credit Agreement was terminated. The information described in Item 1.01 above relating to each Existing Credit Agreement is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On June 24, 2024, the Company issued a press release (the “Press Release”) relating to the entry into the NPA and the issuance of the Notes, as well as the entry into the New Credit Agreement. A copy of the press release is filed as Exhibit 99.1 hereto.

Neither the Press Release nor this Current Report on Form 8-K constitutes an offer to sell, or the solicitation of an offer to buy, the Notes. The Notes are being offered and sold only to qualified institutional buyers and to non-U.S. persons outside the United States in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Note Purchase Agreement, dated as of June 20, 2024, by and among Lincoln Electric Holdings, Inc., The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Lincoln Global, Inc., Lincoln Electric Automation, Inc., and the purchasers party thereto.

10.2	Credit Agreement, dated as of June 20, 2024, by and among Lincoln Electric Holdings, Inc., The Lincoln Electric Company, Lincoln Electric International Holding Company, J.W. Harris Co., Inc., Lincoln Global, Inc., Lincoln Electric Automation, Inc., the financial institutions from time to time party thereto, as lenders, PNC Bank, National Association, as lead administrative agent, and KeyBank National Association, as co-administrative agent.

99.1	Press Release, dated June 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC.

Date: June 24, 2024	By:	/s/ Jennifer I. Ansberry
Jennifer I. Ansberry, Executive Vice President, General Counsel & Secretary